Exhibit 99.1

JetBlue Announces CEO Succession

President & COO Joanna Geraghty to succeed Robin Hayes, effective February 12, 2024

Company reiterates fourth quarter 2023 guidance

NEW YORK – January 8, 2024 – JetBlue Airways (NASDAQ: JBLU) today announced that Joanna Geraghty, currently the company’s president and chief operating officer, will succeed Robin Hayes as chief executive officer, effective February 12, 2024. Hayes will continue to serve on the company’s Board of Directors until that time, at which point Geraghty will join the Board. Hayes will serve as a strategic advisor to the company over the coming months.

Hayes said: “It’s bittersweet to retire from this airline I love, but I will always feel a part of the JetBlue team and be rooting for its continued success. For nearly 35 years – both at British Airways and here at JetBlue – I’ve loved working in this industry. However, the extraordinary challenges and pressure of this job have taken their toll, and on the advice of my doctor and after talking to my wife, it’s time I put more focus on my health and well-being. I am deeply grateful for these many exciting years and I feel very lucky to have worked at an airline with a brand, culture, and team that are simply unlike any other in the world.

“It has been a privilege to lead JetBlue for the past nine years, and I am proud of all we have accomplished. With a rigorous succession plan in place, the board and I are confident that Joanna is more than ready given her critical role in running JetBlue’s day-to-day business and positioning the airline for success. She guided the operation through the most turbulent time in airline history, has overseen the development and execution of new commercial initiatives, and has tirelessly worked to make JetBlue a better place for our crewmembers and customers. She has been actively engaged in our integration planning with respect to our proposed Spirit transaction. In addition, Joanna and the team have developed a strong plan for JetBlue as we work to return to profitability. For all these reasons, I know the airline is well equipped to continue driving progress and I can pass the baton with confidence knowing she is the right leader at the right time for our airline.”

Peter Boneparth, chair of JetBlue’s Board, said, “On behalf of the entire Board, I want to congratulate Joanna and thank Robin for his contributions and outstanding leadership. Robin guided the airline through significant change and innovation, caring for the unique JetBlue culture while also instilling a value creation mindset across the organization and positioning us for sustainable future growth. We especially appreciate Robin’s willingness to continue to extend his tenure through the unprecedented challenges of the COVID crisis, and then again as we pursued our plan for the transformational Spirit acquisition.

“When Robin informed us of his decision to retire after many years of service to JetBlue, consistent with the Board’s extensive succession planning the Board unanimously voted to transition the role to Joanna, knowing she is fully prepared to step into the role. Joanna is a proven strategic leader and she is clearly the right person to carry JetBlue forward into this next chapter. The combination of her passion for the business, deep understanding of the airline, and commitment to creating value for shareholders, customers, and crewmembers provided the leadership we needed through times of unparalleled industry disruption. Together, she and Robin have worked to ensure the company is strong and well positioned for the future.”

Geraghty said, “I am honored and excited to serve as the next CEO of JetBlue. With a beloved brand, an industry-leading customer experience, a unique culture, and the industry’s best crewmembers, JetBlue has long been a disruptor. I’m excited to continue working with JetBlue’s 25,000 crewmembers who are as energized as I am about challenging the status quo and bringing humanity to an industry long dominated by the legacy carriers. I’m so proud of what we’ve accomplished over the last 20-plus years, and I am looking forward to building on this momentum as we execute on our strategic initiatives, return to profitable growth, and generate sustainable value for our shareholders and all our stakeholders.”

During Geraghty’s nearly 20-year career at JetBlue, she has contributed with various roles of increasing responsibility. In 2018, she was named president and chief operating officer, responsible for the airline’s operations and commercial performance including network, brand and marketing, and revenue management. Prior to this, Geraghty served as JetBlue’s executive vice president, customer experience, responsible for airports, customer support, and inflight service. She also held the role of executive vice president, chief people officer, as well as vice president, associate general counsel and director, litigation and regulatory affairs. She has also served as a member of the board of the JetBlue Foundation. Before joining JetBlue, she was a partner at the law firm Holland & Knight.

Geraghty serves on the board of directors of L3Harris Technologies and is chairperson of the board of Concern Worldwide, an international not-for-profit. She received her bachelor’s degree from the College of the Holy Cross, her master’s in international relations from Syracuse University’s Maxwell School of Citizenship and Public Affairs, and her J.D. from Syracuse University College of Law.

JetBlue Reiterates Guidance for Fourth Quarter 2023

Demand in December remained healthy while operational performance during the holidays remained strong. JetBlue expects fourth quarter 2023 results at the better end of the guidance ranges provided in its December 7, 2023 update, based on preliminary results. JetBlue will provide additional details on its earnings call on January 30, 2024.

About JetBlue

JetBlue is New York’s Hometown Airline®️, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada, and Europe. For more information and the best fares, visit jetblue.com.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. The expected financial results discussed in this press release are preliminary and represent the most current information available to the Company’s management, as financial closing procedures for the fourth quarter ended December 31, 2023 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the fourth quarter ended December 31, 2023 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the fourth quarter financial results.

Cautionary Language Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this press release include, without limitation, statements regarding expected management transition changes, our outlook and future results of operations and financial position, our business strategy and plans for future operations, our sustainability initiatives, the impact of industry or other macroeconomic trends affecting our business, and our expectations regarding the outcome of the lawsuits challenging our merger with Spirit Airlines Inc. (“Spirit”). Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and government-imposed measures to control its spread; risk associated with execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit or both of them to terminate the Merger Agreement; failure to obtain certain governmental approvals necessary to consummate the merger with Spirit (the “Merger”); the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; challenges associated with successful integration of Spirit’s operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of the combined company following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforce, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs under the CARES Act, the Consolidated Appropriations Act, and the American Rescue Plan Act; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with future environmental regulations; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; changes in government regulations in our industry; acts of war or terrorism; changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; and risks associated with the implementation of 5G wireless technology near airports that we operate in. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Any outlook or forecasts in this document have been prepared without taking into account or consideration of the Merger with Spirit. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue’s filings with the U.S. Securities and Exchange Commission, including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2022. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements speak only as of the date of this press release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

JetBlue Corporate Communications

Tel: +1.718.709.3089

corpcomm@jetblue.com

JetBlue Investor Relations

Tel: +1.718.709.2202

ir@jetblue.com